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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GENERAL MOTORS COMPANY
Pursuant to Sections 242 and 245 of the General
Corporation Law of the State of Delaware
General Motors Company, a corporation organized and existing under the laws of the State of
Delaware, hereby certifies as follows:
1.  The name of the corporation is General Motors Company.  The date of filing of its original
Certificate of Incorporation with the Secretary of State of the State of Delaware under the name “General Motors
Holding Company” was August 11, 2009.
2.  This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”)
restates and integrates and further amends the provisions of the certificate of incorporation of this corporation, as heretofore in effect.  This Certificate of Incorporation was duly adopted in accordance with the provisions of
Sections 242 and 245 of the General Corporation Law of the State of Delaware.
3.  The text of the certificate of incorporation of this corporation, as heretofore in effect, is hereby amended and restated and integrated to read in its entirety as follows:
FIRST. The name of the Corporation is General Motors Company (the “Corporation”).
SECOND. The address of the Corporation's registered office in the State of Delaware is 251 Little
Falls Drive, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is
The Corporation Service Company.
THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 7,000,000,000, consisting of 2,000,000,000 shares of Preferred Stock, par value $0.01 per share
(hereinafter referred to as “Preferred Stock”), and 5,000,000,000 shares of Common Stock, par value $0.01 per share
(hereinafter referred to as "Common Stock").
The Preferred Stock may be issued from time to time in one or more series.  The Board of
Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock
Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(a)The designation of the series, which may be by distinguishing number, letter or title.
(b)The number of shares of the series, which number the Board of Directors may thereafter
(except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).
(c)The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.
(d)Dates at which dividends, if any, shall be payable.
(e)The redemption rights and price or prices, if any, for shares of the series.
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(f)The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.
(g)The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(h)Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.
(i)Restrictions on the issuance of shares of the same series or of any other class or series.
(j)The voting rights, if any, of the holders of shares of the series.
The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  Except as may otherwise be provided in this Certificate of Incorporation (which, for all purposes of this
Certificate of Incorporation, includes the terms of any Preferred Stock Designation), the holders of shares of
Common Stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights
(including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation
(including, without limitation, any Preferred Stock Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.
The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
FIFTH. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.  The total number of directors constituting the entire Board of Directors shall be not more than 17, except as otherwise provided in a Preferred Stock Designation, with the then-authorized number of directors being fixed from time to time by resolution of the Board of Directors.
Vacancies and newly created directorships shall be filled exclusively pursuant to a resolution adopted by the Board of Directors.
SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of
Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.
The stockholders may also adopt, amend, or repeal the bylaws of the Corporation, whether adopted by them or otherwise, but only upon the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon.
SEVENTH. To the fullest extent permitted by the General Corporation Law of the State of
Delaware, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability of (i) a director or officer for any breach of the director's or officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174, or any successor provision thereto, of the General Corporation
Law of the State of Delaware, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the Corporation.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.
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EIGHTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.
NINTH. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders except where such consent is signed by the holders of all shares of stock of the Corporation then outstanding and entitled to vote thereon.
IN WITNESS WHEREOF, General Motors Company has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 3rd day of June, 2025.

By:	/s/ GRANT DIXTON
Name: Grant Dixton Title: Executive Vice President, Chief Legal & Public Policy Officer and Corporate Secretary